Exhibit 1

FIRST MIDWEST BANCORP, INC.
(A Delaware corporation)

3,825,000 Shares of Common Stock
($0.01 Par Value Per Share)

UNDERWRITING AGREEMENT

March 9, 2006

KEEFE, BRUYETTE & WOODS, INC.
RAYMOND JAMES & ASSOCIATES, INC.
as Representatives of the Several
Underwriters listed in Schedule A hereto

c/o KEEFE, BRUYETTE & WOODS, INC.
787 Seventh Avenue, Fourth Floor
New York, New York 10019

Ladies and Gentlemen:

First Midwest Bancorp, Inc., a Delaware corporation (the "Company") confirms its agreement with the several underwriters listed in Schedule A hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), with respect to (i) the sale by the Company and the purchase by the Underwriters of an aggregate of 3,825,000 shares of common stock, $0.01 par value per share, of the Company ("Common Stock") set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of 573,750 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 3,825,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 573,750 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-132137) including a prospectus relating to, among other securities, the Securities and has filed with or transmitted for filing to, or shall promptly after the date of this Agreement file with or transmit for filing to, the Commission a prospectus supplement (in the form made available to the Underwriters by the Company to be used, together with the Basic Prospectus (as defined below), to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), the "Prospectus Supplement") pursuant to Rule 424 under the Securities Act of 1933, as amended (the "1933 Act"). The term "Registration Statement" means the registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act. The term "Basic Prospectus" means the prospectus, dated March 1, 2006, relating to the Securities included in the Registration Statement. The term "Prospectus" means the Basic Prospectus as supplemented by the Prospectus

Supplement. The term "Preliminary Prospectus" means the preliminary prospectus supplement dated March 6, 2006, together with the Basic Prospectus. The documents listed on Schedule D attached hereto and each "road show" (as defined in Rule 433 under the 1933 Act), if any, related to the offering of the Securities contemplated hereby that is a "written communication" (as defined in Rule 405 under the 1933 Act) are referred to herein as "Permitted Free Writing Prospectuses." For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"), if such filing is so required.

All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "described," "referred to" or "stated" in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, as the case may be. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "1934 Act") on or after the initial effective date of the Registration Statement, or the date of the Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

Section 1. Representations and Warranties.

    Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

      Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company is a well-known seasoned issuer (as defined in Rule 405 under the 1933 Act) and the Company is eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

      At the respective times the Registration Statement and any post-effective amendment thereto became effective, at the Closing Time and, if any Option Securities are purchased, at the Date of Delivery, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1934 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus as of its date and as of the date it was filed with the Commission did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time of pricing of the

      Securities, at the Closing Date and at the Date of Delivery, the Preliminary Prospectus (including, for purposes of this sentence, the pricing information provided orally by the Underwriters to prospective purchasers before confirming sales), by itself and together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Permitted Free Writing Prospectus, if any, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Permitted Free Writing Prospectus, as of its date did not and, when taken together with the pricing information provided orally by the Underwriters to prospective purchasers before confirming sales, at the Closing Date and Date of Delivery, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Date of Delivery, the Prospectus, as amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any statutes, regulations, contracts or other documents that are required to be described in the Prospectus or the Registration Statement, and any post-effective amendments thereto, or to be filed as exhibits thereto have been so described or filed. The representations and warranties in this subsection shall not apply to (A) statements in or omissions from the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus (provided however, that such information shall be limited to the information described in the final proviso contained in Section 7(a)) or (B) those parts of the Registration Statement that constitute the Statements of Eligibility (Forms T-1) under the Trust Indenture Act of 1939, as amended, of the trustees referred to in the Registration Statement.

      The Preliminary Prospectus, any Permitted Free Writing Prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 433 under the 1933 Act (if such filing is required), complied when so filed in all material respects with the 1933 Act. The Preliminary Prospectus, any Permitted Free Writing Prospectus (if applicable) and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR except to the extent permitted by Regulation S-T.

      Documents Incorporated by Reference. The documents which are incorporated by reference in the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and any further documents so filed and incorporated by reference shall, when they become effective under the 1933 Act or the 1934 Act or when they are filed with the Commission, conform in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      Independent Registered Public Accounting Firm. Ernst & Young LLP, the accounting firm that certified the financial statements and supporting schedules of the Company included in the Registration Statement, the Preliminary Prospectus and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the applicable rules adopted by the Commission and the Public Company Accounting Oversight Board. The statements included in the Registration Statement with respect to Ernst & Young LLP pursuant to Item 509 of Regulation S-K under the 1933 Act are true and correct in all material respects.

      Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus, or the Prospectus, together with the related notes, present fairly the consolidated financial position of the Company and its subsidiaries at the dates indicated and their results of operations and cash flows for the periods specified; said financial statements comply in all material respects with the requirements of the 1933 Act and the 1934 Act; and said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus. All disclosures contained in the Registration Statement, any preliminary prospectus, any Permitted Free Writing Prospectus or the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

      No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus, except as otherwise stated therein, (A) there has not been any change in the capital stock of the Company or its subsidiaries, other than as the result of the exercise of employee or director stock options and dividend reinvestment and purchase plan transactions, or any material adverse change in the condition, financial or otherwise, or in the earnings, business, properties, results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) the Company and its subsidiaries have not incurred any material liabilities, obligations, direct or contingent, and there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, in each case, other than those in the ordinary course of business, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

      Good Standing of the Company. The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended ("BHCA"), has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to conduct all the activities conducted by it, to own, lease and operate its properties and to conduct its business as described in the

      Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

      Good Standing of Subsidiaries. Each direct or indirect subsidiary of the Company has been duly organized and is validly existing as a corporation or statutory trust in good standing under the laws of the jurisdiction of its organization, has the power and authority to conduct all the activities conducted by it, to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus, any Permitted Free Writing Prospectus, and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding equity of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, with the exception of trust preferred securities issued by First Midwest Capital Trust I and preferred stock issued by FMB Investment Trust, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity securities of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only direct and indirect subsidiaries of the Company are the subsidiaries listed on Schedule C hereto.

      Compliance with Law. Except as disclosed in the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus, the Company and its subsidiaries conduct their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Illinois Department of Financial and Professional Regulation and the Arizona Department of Insurance, and the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the USA Patriot Act). Neither the Company nor its subsidiaries has received any communication from any governmental entity asserting that the Company or any subsidiary is not in compliance with any statute, law, rule, regulation, decision, directive or order, except where the failure to so be in compliance would not have a Material Adverse Effect.

      Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Preliminary Prospectus and the Prospectus in the column entitled "Actual" under the caption "Capitalization" (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee and director benefit or dividend reinvestment plans referred to in the Registration Statement, the Preliminary Prospectus, the Prospectus or, if applicable, any Permitted Free Writing Prospectus or pursuant to the exercise of convertible securities or options referred to in any of the foregoing documents). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Common Stock of the Company conforms in all material respects to the description thereof contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus. Except as set forth in the Prospectus, the Preliminary Prospectus, and any Permitted Free Writing Prospectus and for those related to the Company's employee and director benefit and dividend reinvestment plans, there are no options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible or exchangeable into, or any contracts, commitments, plans or arrangements to issue or sell, any shares of capital stock of the Company or any shares of capital stock of its subsidiaries or any such warrants, convertible or exchangeable securities or obligations. The descriptions of the Company's stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus accurately present the information required to be shown with respect to such plans, arrangements, options and rights.

      Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

      Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities pursuant to this Agreement is not subject to the preemptive or other similar rights of any securityholder of the Company.

      Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Merger Agreement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Preliminary Prospectus, any Permitted Free Writing Prospectus, and the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

      Absence of Proceedings. There is no action, suit or proceeding before or brought by any court, commission, regulatory body, administrative agency or other governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or any subsidiary or any of their respective officers in their capacity as such that is required to be disclosed in the Registration Statement (other than as disclosed therein) or described in the Preliminary Prospectus, any Permitted Free Writing Prospectus, or the Prospectus, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

      Contracts. There are no contracts or documents which are required to be described in the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus or to be filed as exhibits thereto which have not been so described or filed as required. All such contracts to which the Company or any of its subsidiaries is a party, including the Agreement and Plan of Merger by and among the Company, Bird Acquisition Corporation and Bank Calumet, Inc., the ("Merger Agreement"), have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against the Company or such subsidiary in accordance with the terms thereof and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles restricting the availability of equitable remedies. The Company has no reason to believe that any facts or circumstances exist which would prevent consummation of the transactions contemplated by the Merger Agreement.

      Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein.

      Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or national, state or local governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or state securities laws, including Blue Sky laws, and except for certain regulatory approvals necessary to consummate the transactions contemplated by the Merger Agreement.

      Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local, banking or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries have made all government or regulatory filings as are necessary to carry on their respective businesses; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; and all of the Governmental Licenses

      are valid and in full force and effect, except where the failure to possess any such license, make any such filing or to have any such license be in full force and effect would not have, singly or in the aggregate, a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

      Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties and assets owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has received written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

      Investment Company Act. The Company is not, and after giving effect to the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus will not be, an "investment company," an entity "controlled" by an "investment company" or an "affiliated person" or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

      Environmental Laws. Except as described in the Registration Statement, and except as would not, singly or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries are: (i) in compliance with applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval. To the knowledge of the Company, neither the Company nor any of its subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. To the knowledge of the Company, neither the Company nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency.

      Taxes. The Company and each of its subsidiaries has (A) timely filed all United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete in all material respects, (B) paid in full all taxes shown as due thereon and any other assessment, fine or penalty levied against it, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a

      Material Adverse Effect, and (C) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

      Regulatory Agreements. Neither the Company nor any of its subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar agreement with, or a commitment letter, supervisory letter or similar submission to, any governmental entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or any of its subsidiaries, and neither the Company nor any of its subsidiaries has been advised in writing by any such governmental entity that such governmental entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

      Statistical and Market Data; Data Concerning Bank Calumet, Inc. The statistical and market related data, and data concerning Bank Calumet, Inc., contained in the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus and Registration Statement are based on or derived from sources which the Company believes are reliable and accurate.

      Relationship. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers or shareholders of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act or by the rules and regulations of the Commission thereunder to be described in or incorporated by reference in the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and that is not so described or incorporated by reference.

      Internal Control Over Financial Reporting. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

      Deposit Insurance. The deposit accounts of the Company's banking subsidiary are insured by the Bank Insurance Fund or the Savings Association Insurance Fund administered by Federal Deposit Insurance Corporation to the legal maximum, and such financial institution has paid all premiums and assessments required by the Federal Deposit Insurance Corporation and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the Company's knowledge, threatened. Such financial institution is a member in good standing of the Federal Home Loan Bank of Chicago.

      No Registration Rights. No person has the right, contractual or otherwise, to cause or require the Company to register pursuant to the 1933 Act any securities of the Company by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities to be sold by the Company hereunder.

      No Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action intended, designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities, provided, however, that this representation shall not apply to any action taken by any Underwriter or any affiliate thereof.

      Use of Prospectus. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Securities by means of any "prospectus" (within the meaning of the 1933 Act) or used any "prospectus" (within the meaning of the 1933 Act) in connection with the offer or sale of the Securities, in each case other than the Basic Prospectus, the Preliminary Prospectus and the Permitted Free Writing Prospectuses, if any, provided, however, that this representation shall not apply to any action taken by any Underwriter; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the 1933 Act, provided, however, that this representation shall not apply to any action taken by any Underwriter; the Preliminary Prospectus is a prospectus that, other than by reason of Rule 433 or Rule 431 under the 1933 Act, satisfies the requirements of Section 10 of the 1933 Act, including a price range where required by rule; and the Company is not disqualified, by reason of subsection (f) or (g) of Rule 164 under the 1933 Act, from using, in connection with the offer and sale of the Securities, "free writing prospectuses" (as defined in Rule 405 under the 1933 Act) pursuant to Rules 164 and 433 under the 1933 Act; the Company is not an "ineligible issuer" (as defined in Rule 405 under the 1933 Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the 1933 Act with respect to the offering of the Securities contemplated by this Agreement.

      Sarbanes-Oxley Act. The Company and its subsidiaries are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the corporate governance and other rules and requirements of Nasdaq relating to the qualification of the Common Stock for quotation thereon. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the Commission promulgated thereunder. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act.

      ERISA. The Company and each of the subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); there has not been any violation of any provision of ERISA concerning the employees of the Company or any of its subsidiaries except for such violations which would not, singly or in the aggregate, have a Material Adverse Effect; no "reportable event" (as defined in ERISA) has occurred with respect to any "employee benefit plan" (as defined in ERISA) for which the Company or any of the subsidiaries or ERISA Affiliates would have any liability; the Company and each of the subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (B) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the

      "Code"); and each "employee benefit plan" for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such subsidiary is a member.

      Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they engage as described in any preliminary prospectus, any Permitted Free Writing Prospectus, or the Prospectus; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it or any of its subsidiaries will not be able to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective proposed businesses at a cost that would not result in a Material Adverse Effect.

      Insider Loans. The Company has provided a true, correct and complete list of any still outstanding extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any of its subsidiaries to any director or executive officer of the Company or any of its subsidiaries, or to any family member or affiliate of any director or executive officer of the Company or any of its subsidiaries; and on or after July 30, 2002, the Company has not, except as permitted in its bank subsidiary's capacity as a lending institution, directly or indirectly, including through any of its subsidiaries: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of its subsidiaries, or to or for any family member or affiliate of any director or executive officer of the Company or any of its subsidiaries; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or any of its subsidiaries, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

      Compliance with Rules 424 and 433. The Company has made all filings required at or prior to the date hereof by Rules 424 and 433 under the 1933 Act (without reliance on subsections (b), (c) or (d) of Rule 164 thereunder).

    Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

    Section 2. Sale and Delivery to UnderwriterS; Closing.

    Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees severally and not jointly to purchase from the Company, at the price per share set forth in Schedule B, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter.

    Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 573,750 shares of Common Stock, at the price per share set forth in Schedule B. Each Underwriter agrees severally and not jointly to purchase that portion of the number of Option Securities as to which such election shall have been exercised (to be adjusted so as to eliminate fractional shares) determined by multiplying such number of Option Securities by a fraction the numerator of which is the number of Initial Securities which such Underwriter is required to purchase and the denominator of which is the aggregate number of Initial Securities which all of the Underwriters are required to purchase hereunder. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities. Such option may be exercised upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option nor fewer than two full business days after the exercise, nor in any event prior to the Closing Time, as hereinafter defined.

    Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time").

    In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

    Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.

    Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters in New York City not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

    Section 3. Covenants of the Company.

    The Company covenants with the Underwriters as follows:

    Compliance with Securities Regulations. During the period that a Prospectus relating to the Securities is required to be delivered under the 1933 Act (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) (the "Prospectus Delivery Period") the Company, subject to Section 3(b), will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall be filed and become effective, or any supplement to the Preliminary Prospectus, Permitted Free Writing Prospectus, or the Prospectus or any amended preliminary prospectus, Permitted Free Writing Prospectus or Prospectus shall have been filed, (ii) of any notice from the Commission that it objects to the use of the Registration Statement as an automatic shelf registration statement, and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, any Permitted Free Writing Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and Rule 433 and will take such steps as it deems necessary to ascertain promptly whether a form of prospectus transmitted for filing under Rule 424(b) and Rule 433 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Representatives, on behalf of the Underwriters, shall promptly notify the Company upon termination of the Prospectus Delivery Period.

    Filing of Amendments. During the Prospectus Delivery Period, the Company will give the Representatives notice of its intention to file any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall raise a reasonable objection.

    Delivery of Registration Statements. The Company has furnished or will deliver to each Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents of experts, and will also deliver to each Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

    Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1934 Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus. If at any time during the Prospective Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus in order that such Preliminary Prospectus, Permitted Free Writing Prospectus or Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus comply with such requirements, and the Company will furnish to each Underwriter such number of copies of such amendment or supplement as such Underwriter may reasonably request.

    Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other domestic jurisdictions as the Underwriters may designate.

    Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Preliminary Prospectus and the Prospectus under "Use of Proceeds."

    Restriction on Sale of Securities. During the period of 90 days from the date of this Agreement (the "Restricted Period"), the Company will not, without the prior written consent of Keefe, Bruyette & Woods, Inc., directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, hedge or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant outstanding on the date hereof and referred to in the Preliminary Prospectus and Prospectus under the heading "Prospectus Supplement Summary--The Offering", (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to any existing benefit plans for officers or directors of the Company or the Company's dividend reinvestment and stock purchase plan, (D) in connection with the acquisition or proposed acquisition of any business or any portion thereof, or (E) any transfer, sale or other disposition with the prior written consent of Keefe, Bruyette & Woods, Inc.

    Reporting Requirements. The Company, during the Prospectus Delivery Period will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act; and to provide the Representatives, for review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the 1934 Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which the Representatives shall have raised a reasonable objection in writing; and to promptly notify the Underwriters of such filing.

    Compliance with the Sarbanes-Oxley Act and Related Corporate Governance Rules. During the Prospectus Delivery Period, the Company shall at all times comply, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act, including the related rules and regulations promulgated thereunder by the Commission and The Nasdaq Stock Market, Inc., in effect from time to time.

    Notice of Issuance. The Company will timely file a "Notification Form: Change in the Number of Shares Outstanding" with The Nasdaq Stock Market, Inc.

    Compliance with Rule 433(g). If applicable, the Company will comply with Rule 433(g) under the 1933 Act.

    Section 4. COVENANT OF THE UNDERWRITERS.

    Each Underwriter hereby represents and agrees that it has not and will not use or authorize use of any "free writing prospectus," as defined in Rule 405 under the 1933 Act other than a Permitted Free Writing Prospectus; provided that the Underwriters may use a term sheet disclosing the number of shares offered, price to public, underwriting discount and related information without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

    Section 5. Payment of Expenses.

    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to the review, if any, by the National Association of Securities Dealers, Inc., of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market. The Underwriters shall be responsible for the payment of all other fees and disbursements of its counsel in connection with this Agreement and the transactions contemplated thereby.

    Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6, Section 10(a) or Section 12 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, but specifically excluding any and all fees and disbursements of counsel for the Underwriters.

    Section 6. Conditions of UnderwriterS' Obligations.

    The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

    Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. A prospectus supplement containing the information required by Rule 430A and 430B shall have been filed with the Commission in accordance with Rule 424(b). The Registration Statement as amended and supplemented, if applicable, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, if applicable, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Preliminary Prospectus (including, for purposes of this sentence, the pricing information provided orally by the Underwriter to prospective purchasers prior to confirming sales) shall not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Permitted Free Writing Prospectuses, if any, when taken together with the Preliminary Prospectus accompanying or delivered prior to delivery of such Permitted Free Writing Prospectus, shall not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    Opinion of Counsel for Company. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Chapman and Cutler LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

    Opinion of Counsel for Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Schiff Hardin LLP, special counsel for the Underwriters.

    Officers' Certificate. At Closing Time, there shall not have been, since the date hereof and since the respective dates as of which information is given in the Preliminary Prospectus, any Permitted Free Writing Prospectus, or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the chief executive officer of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

    Accountant's Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP, a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, each preliminary prospectus, if applicable, and the Prospectus.

    Bring-down Comfort Letter. At Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to therein shall be a date not more than three business days prior to Closing Time.

    Lock-up Agreements. The Underwriters shall have received an agreement substantially in the form of Exhibit B hereto signed by each of the Company's executive officers and directors.

    Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses.

    Conditions to Purchase of Option Securities. In the event that the Underwriters exercise the option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

      Officers' Certificate. A certificate, dated such Date of Delivery, of the chief executive officer of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(d) hereof remains true and correct as of such Date of Delivery.

      Opinion of Counsel for Company. The favorable opinion of Chapman and Cutler LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b) hereof.

      Opinion of Counsel for Underwriters. The favorable opinion of Schiff Hardin LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

      Bring-down Comfort Letter. A letter from Ernst & Young LLP in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

      Effectiveness of Registration Statement. The conditions in Section 6(a) shall be true as of the Date of Delivery.

    Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

    Termination of Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

    Section 7. Indemnification.

    Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below:

          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the 1933 Act (when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such issuer free writing prospectus), any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) under the 1933 Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

    provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto); provided further that the parties acknowledge and agree that the only information that any Underwriter has furnished to the Company specifically for inclusion in the Registration Statement, preliminary prospectus, any Permitted Free Writing Prospectus and Prospectus (or any amendment or supplement thereto) are the concession and reallowance figures appearing in the Prospectus in the section entitled "Underwriting" and the information contained under the captions "Underwriting - Stabilization" and "Underwriting - Passive Market Making."

    Indemnification of Company and Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), provided that the parties acknowledge and agree that the only written information that any Underwriter has furnished to the Company specifically for inclusion in the Registration Statement, any preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus (or any amendment or supplement thereto) are the concession and reallowance figures appearing in the Prospectus in the section entitled "Underwriting" and the information contained under the captions "Underwriting - Stabilization" and "Underwriting - Passive Market Making."

    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

    Section 8. Contribution.

    If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

    The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, as set forth on the cover of the Prospectus.

    The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

    Notwithstanding the provisions of this Section 8, an Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

    No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as an Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

    Section 9. Representations, Warranties and Agreements to Survive Delivery.

    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

    Section 10. Termination of Agreement.

    Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time or Date of Delivery (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York or Illinois authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred.

    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

Section 11. Defaulting Underwriter.

If, at the Closing Time or the Date of Delivery, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Initial Securities set forth opposite their respective names in Schedule A hereto bears to the aggregate number of Initial Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to the Underwriting Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, at the Closing Time, any Underwriter or Underwriters shall fail or refuse to purchase Initial Securities and the aggregate number of Initial Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Initial Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Initial Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Prospectus or in any other documents or arrangements may be effected. If, on the Date of Delivery, any Underwriter or Underwriters shall fail or refuse to purchase Option Securities and the aggregate number of Option Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Option Securities to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Option Securities or (ii) purchase not less than the number of Option Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12. Default by the Company.

If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 5, 7, 8 and 9 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

Section 13. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, attention of General Counsel; notices to the Company shall be directed to it at First Midwest Bancorp, Inc., One Pierce Place, Suite 1500, Itasca, Illinois 60143, attention: Michael L. Scudder, Executive Vice President and Chief Financial Officer.

Section 14. Parties.

This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

Section 15. GOVERNING LAW AND TIME.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 16. General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Signatures on Next Page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

FIRST MIDWEST BANCORP, INC.

By: /s/ MICHAEL L. SCUDDER

Title: Executive Vice President

CONFIRMED AND ACCEPTED,
   as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.
RAYMOND JAMES & ASSOCIATES

By: KEEFE, BRUYETTE & WOODS, INC.

By: /s/ DANIEL D. FLOYD

             Authorized Signatory

SCHEDULE A

Name of Underwriter	Number of Initial Securities to be Purchased

Keefe, Bruyette & Woods, Inc..	2,295,000
Raymond James & Associates, Inc. .	765,000
KeyBanc Capital Markets, a division of McDonald Investments, Inc.	382,500
Oppenheimer & Co. Inc. .	382,500

Total	3,825,000

SCHEDULE B

FIRST MIDWEST BANCORP, INC.
Shares of Common Stock
($0.01 Par Value Per Share)

    The initial public offering price per share for the Securities, determined as provided in Section 2, shall be $34.46.

    The purchase price per share for the Securities to be paid by the Underwriters shall be $32.737, being an amount equal to the public offering price set forth above less $1.723 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

SCHEDULE C

List of Subsidiaries

First Midwest Bank

First Midwest Insurance Company

FMB Investment Corporation

First Midwest Investments, Inc.

FMB Investment Trust

SCHEDULE D

Permitted Free Writing Prospectuses

None